Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cardigant Medical Inc.
1500 Rosecrans Avenue, Suite 500
Manhattan Beach, CA 90266

We consent to the use in this Registration Statement on Ammendment No.3 to Form S-1 of our report dated May 13, 2011, relating to the financial statements of Cardigant Medical Inc. and to the reference of our firm under the headings "Experts."

/s/ Jonathon P. Reuben CPA

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
October 28, 2011